UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 21, 2016 (January 18, 2016)

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-49746	88-0498181
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (604) 327-9446

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2016, Viscount Systems, Inc. (the “Company”) appointed Zhi Yuan (Yvonne) Zheng, who has been the Company’s Internal Controller since September 2015, its Principal Financial Officer pursuant to an employment agreement, dated January 18, 2016, between Ms. Zheng and the Company (the “Agreement”).

Prior to joining the Company, Ms. Zheng, 41, served as a senior accountant for the global finance team at Colliers International Group Inc., a publicly traded real estate company, from October 2014 to July 2015, and from April 2012 to October 2014, Ms. Zheng served as a lead financial analyst at TIO Networks Corp., a publicly traded bill payment processing company listed on the Toronto Stock Exchange. From February 2012 to April 2012, Ms. Zheng worked as a financial consultant at Gateway Casinos and Entertainment, a Canadian gaming and entertainment operator. From May 2011 to February 2012, Ms. Zheng served as a financial reporting and accounting manager at HSBC Bank Canada, assisting with managing the bank’s financial planning and analysis among its global business units. From April 2007 to May 2011, Ms. Zheng worked as a senior financial accountant in charge of the accounting and internal control departments at Quality Move Management, Inc., a moving company.

Ms. Zheng has over fifteen years of professional financial accounting and analysis experience. Prior to April 2007, Ms. Zheng worked in China for six years as a cost control supervisor for Unicom Guomai Communications Co., Ltd., a public telecommunications company that had traded on the Shanghai Stock Exchange, and served as a representative on the telecommunications company’s securities affairs board for two years. Ms. Zheng holds an MBA from Laurentian University and a bachelor’s degree in engineering from Shanghai University. Ms. Zheng is a Chartered Professional Accountant and has been a member of the Certified General Accountants Association of Canada since 2010.

Pursuant to the Agreement, the Company shall provide Ms. Zheng with an annual base salary of CAD $95,000, with an annual bonus of up to 20% of such base salary. In addition, Ms. Zheng will receive an initial option to purchase 200,000 shares of the Company’s common stock, with an exercise price equal to the fair market value on the date of the option grant, which option shall be fully vested at issuance and valid for two years after the date of such issuance, unless extended in writing. Ms. Zheng may be eligible to receive additional grants of stock options or purchase rights from time to time, on such terms and conditions as determined by the board of directors of the Company. There are no family relationships between Ms. Zheng and any director or executive officer of the Company or its subsidiaries. The Company is not aware of any transaction in which Ms. Zheng has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. 10.1	Employment Agreement, dated January 18, 2016, by and between Viscount Systems, Inc. and Zhi Yuan (Yvonne) Zheng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 21, 2016	VISCOUNT SYSTEMS, INC.
(Registrant)

		By:	/s/ Scott Sieracki
Scott Sieracki, Interim Chief Executive Officer